                                                                    EXHIBIT 10.2



                               SECOND AMENDMENT TO
                               SEVERANCE AGREEMENT


         WHEREAS, Ocean Energy, Inc. ("OEI") and James T. Hackett ("Executive") have heretofore entered into a Severance Agreement (the "Agreement"), initially effective as of August 25, 1998; and

         WHEREAS, the Agreement has been subsequently amended, and OEI, Devon Energy Corporation ("Devon") and Executive desire to further amend the Agreement in certain respects, contingent on, and effective upon, the consummation of the transactions (the "Merger") contemplated by the Agreement and Plan of Merger by and among Devon, Devon Newco Corporation, and OEI dated as of February 23, 2003, as the same may be amended from time to time (the "Merger Agreement");

         NOW, THEREFORE, the Agreement is amended as follows, effective as of the "Effective Time" (which, for purposes of this Amendment, shall have the meaning ascribed to it in the Merger Agreement):

         1. References to the "Company" in the Agreement shall mean Devon Energy Corporation.

         2. Clauses (i), (ii) and (iv) of Section 1(a) of the Agreement shall be amended to read as follows:

                  "(i) Executive is assigned any duties as the President and Chief Operating Officer of the Company that are significantly less than or below the duties generally associated with such positions in a comparable company;"

                  (ii) the sum of Executive's annual base salary and bonus for 2003 or 2004 is less than the average of the total base salary and bonus paid to Executive in 2001 and 2002;

                                     . . . .

                  (iv) Executive's principal place of employment is changed to a location other than the principal executive offices of the Company or such Company offices are changed to a location other than the greater Oklahoma City area."

         3. The Company agrees that the Merger constitutes a Change of Control for purposes of this Agreement, as hereby amended, and the two-year termination "protected" period provided in Section 3 with respect to such Change of Control shall begin on the Effective Time.

         4. As amended hereby, the Agreement is specifically ratified and reaffirmed. If the Merger Agreement is terminated without the consummation of the transactions contemplated thereby, this Amendment shall be null and void and of no effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on this February 23, 2003, to be effective as of the Effective Time.

                                      Ocean Energy, Inc.

                                      By:  /s/ ROBERT K. REEVES
                                           -------------------------------------
                                           Name:   Robert K. Reeves
                                           Title:  Executive Vice President,
                                                   General Counsel and Secretary



                                      Devon Energy Corporation

                                      By:  /s/ J. LARRY NICHOLS
                                           -------------------------------------
                                           Name:   J. Larry Nichols
                                           Title:  Chairman, President and
                                                   Chief Executive Officer


                                      James T. Hackett

                                      /s/ JAMES T. HACKETT
                                      ------------------------------------------
                                      James T. Hackett